AMENDMENT FIVE
                                     TO THE
                           FLEET FINANCIAL GROUP, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               (1996 RESTATEMENT)

1. Upon the effective date of the final legal approval of the change in the name of the Company to FleetBoston Financial Corporation, the name "Fleet Financial Group, Inc." will be replaced by the name "FleetBoston Financial Corporation" wherever it appears in the Plan.

2.   Section 8.9 is added effective January 1, 2000 to read as follows:

             8.9   SOCIAL SECURITY TAX. Subject to the requirements of Code
         section 3121(v)(2) and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act ("FICA") taxes on a Participant's Plan benefit or account are paid and whether any portion of such FICA taxes shall be withheld from the Participant's wages or deducted from the Participant's benefit or account.

IN WITNESS WHEREOF, this Amendment Five is executed by a duly authorized officer of Fleet Boston Corporation.

                                   FLEET BOSTON CORPORATION


                                   By:   /s/ WILLIAM C. MUTTERPERL
                                       ---------------------------
                                         William C. Mutterperl
                                         Executive Vice President, Secretary and
                                           General Counsel